UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hexindai Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

13th Floor, Block C, Shimao
No. 92 Jianguo Road
Chaoyang District, Beijing 100020
People’s Republic of China
+86-10-5985-6975

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$0.0001 per share* American depositary shares, each representing one ordinary share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:    333-220720

Securities to be registered pursuant to Section 12(g) of the Act: None.

*                 Not for trading, but only in connection with the listing of the American depositary shares on the NASDAQ Global Market LLC. The American depositary shares represent ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under the heading “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus forming a part of the Registrant’s registration statement on Form F-1 (File No. 333- 220720) under the Securities Act of 1933, originally filed with the Securities and Exchange Commission on September 29, 2017, as amended from time to time (the “Registration Statement”), and is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein. Copies of such description will be filed with NASDAQ.

Item 2.  Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hexindai Inc.

	By:	/s/ Zhou Xinming
	Name:	Zhou Xinming
	Title:	Director and Chief Executive Officer

Date: October 16, 2017

3